EXHIBIT 10(e)


























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                           NEGOTIABLE PROMISSORY NOTE


                                                              New York, New York
$2,000,000                                                     February 28, 1997


                  FOR VALUE RECEIVED, the undersigned, DVL, INC., a Delaware corporation, with an address at 24 River Road, Bogota, New Jersey 07603 (hereinafter the "Borrower"), hereby unconditionally PROMISES TO PAY to the order of RESOURCES PENSION SHARES 5, L.P., a Delaware limited partnership, with an address c/o Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 (the "Lender"), and its successors or assigns (together with the Lender, the "Holder"), the principal sum of TWO MILLION DOLLARS ($2,000,000) (the "Loan"), together with interest from and after the date hereof on the principal balance from time to time outstanding from and after the date hereof as provided herein.

                  This Negotiable Promissory Note (this "Promissory Note") is made in accordance with the Secured Loan Agreement dated as of February 27, 1997 between the Borrower and the Lender (the "Loan Agreement"). The Holder is entitled to the benefits and security of, and the rights and remedies under, the Loan Agreement and the other Loan Documents. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms on Schedule 1 hereto or, if not defined thereon, then as such terms are defined in the Loan Agreement.

                  The principal amount of the Loan, and accrued interest thereon, shall be payable in monthly installments in the amounts specified herein through (unless sooner paid by prepayment, acceleration or otherwise as provided in the Loan Agreement) February 27, 2000 (the "Maturity Date"). On the Maturity Date, the entire outstanding principal balance of, and accrued and unpaid interest on, this Promissory Note and any other obligations of the Borrower under this Promissory Note, the Loan Agreement or the other Loan Documents shall be due and payable in full.

                  Interest on the outstanding principal balance of this Promissory Note shall accrue at twelve percent (12%) per annum (the "Interest Rate"), based on a 360-day year, for the actual number of days elapsed. From and after the occurrence of an Event of Default, the outstanding principal balance of this Promissory Note shall bear interest at the Interest Rate plus additional interest at the rate five percent (5%) per annum (the "Default Rate"). In no event shall the interest or other amounts payable pursuant to this Promissory Note exceed the Maximum Lawful Rate, as provided in the Loan Agreement.

                  On March 10, 1997, the Borrower shall pay to the Holder an amount equal to all unpaid interest accrued on this Promissory Note. Thereafter, the Borrower shall pay to the Holder, on or before the tenth (10th) day of each calendar month, commencing on April 10, 1997 (each, a "Monthly Payment Date") an amount equal to the greater of (i) 100% of Cash Flow during the preceding
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calendar  month and (ii) an amount equal to all  interest  accrued and unpaid on this Promissory Note. The Borrower shall make each payment under this Promissory Note not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Holder's depositary bank, as designated by the Holder by Notice from time to time, for deposit in the Holder's depositary account or, if such day is not a Business Day, then the subject due date shall be extended to the next succeeding full Business Day and interest thereon shall be payable during such extension.

                  Prior to the occurrence of an Event of Default under the Loan Agreement, all payments by the Borrower to the Holder under this Promissory Note shall be applied in the following priority and order:

                  (i) to accrued and unpaid interest on the outstanding principal balance of this Promissory Note;

                  (ii) to then due and payable fees and expenses payable to the Holder under any of the Loan Documents;

                  (iii) to the then outstanding principal balance of this Promissory Note.

                  From and after the occurrence of an Event of Default under the Loan Agreement, the Holder is authorized to, and at its option may, make advances on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest incurred by the Borrower under the other Loan Documents when and as the Borrower fails to pay any such amounts. At the Holder's option and to the extent permitted by law, any advances so made by the Holder shall automatically be added to the principal balance of this Promissory Note and shall constitute a portion of the Indebtedness evidenced by this Promissory Note for all purposes. From and after the occurrence of an Event of Default, the Holder shall apply all payments by the Borrower to the Holder under this Promissory Note as the Holder may determine.

                  The Borrower may, at its option, prepay the outstanding principal balance of, and accrued and unpaid interest on, this Promissory Note, in whole or in part, at any time, provided that (i) the amount of any such prepayment equals or exceeds $325,000; (ii) any such prepayment is made on a Business Day; (iii) no default, event of default or breach has occurred under any of the Loan Documents; (iv) the Borrower shall have given the Holder at least thirty (30) days' prior Notice of the Borrower's intention to make such prepayment; and (v) such prepayment is accompanied by payments of all other sums due and owing under the Loan Documents on such date, including a Yield Maintenance Fee.

                  Upon any prepayment of the outstanding principal balance of, and accrued and unpaid interest on, this Promissory Note, in whole or in part, the Borrower shall, pay to the Holder a Yield Maintenance Fee if such prepayment is made during the first two years of the term of this Promissory Note. In no event shall the Yield Maintenance Fee be less than zero. There shall be no Yield Maintenance Fee if this Promissory Note is prepaid during the third (3rd) year of the term of this Promissory Note.
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                  The Holder  shall  notify the  Borrower  of the amount and the basis of determination of the Yield Maintenance Fee which shall be conclusively determined by the Holder absent manifest error. The Holder shall not be obligated actually to reinvest any amount prepaid hereunder in any such U.S. Government Treasury obligations as a condition precedent to the Holder's receiving the Yield Maintenance Fee.

                  In the event that any of the Properties or any interest in any of the Leases has been transferred, sold or otherwise disposed of by the applicable Partnership in a transaction pursuant to which (i) such a transfer, sale or other disposition does not constitute or give rise to (with the passage of time or the giving of notice or both) a default or event of default under any of the Loan Documents, (ii) the Borrower gives the Holder at least 60 days prior Notice of any such transfer, sale or other disposition, (iii) the Borrower shall have paid to the Holder an amount equal to the greater of: (A) the DI Payment (as defined below) for such Property and (B) the Minimum Release Price in respect of such Property plus the appropriate Yield Maintenance Fee in effect at the time of such prepayment, and (iv) such Property is actually sold to a third party pursuant to an arm's length sale transaction, then the Borrower shall make a prepayment of the outstanding unpaid principal balance of, and accrued and unpaid interest on, this Promissory Note, in whole or in part, in an amount equal to the greater of:

                  (i)    the  gross  sale  price  received  in  respect  of such
                         transfer, sale or other disposition, less (A) reasonable and customary transaction fees (including attorneys' fees not to exceed a maximum of $12,000),
                         (B) a fee payable to the Borrower not to exceed two percent (2%) of such gross sale price and (C) any and all amounts of such gross sale price actually distributed to the limited partners of the Partnership which transferred, sold or otherwise disposed of such Property, or interest in any such Lease thereon, as an inducement to consent to such transfer, sale or other disposition; and

                  (ii) the Minimum Release Price for such Property set forth in Schedule 2 hereto plus the appropriate Yield
                         Maintenance   Fee  in   effect  at  the  time  of  such
                         prepayment.

In the event that DVL shall make a prepayment to the Lender in an amount determined in accordance with clause (i) above (a "DI Payment"), the DI Payment shall be allocated to principal, interest and Yield Maintenance Fee in such proportion as will result in the aggregate amount of such principal, together with accrued and unpaid interest thereon, and the Yield Maintenance Fee payable with respect thereto at the time of such prepayment to equal such DI Payment. In the event that Milford Property has been transferred, sold or otherwise disposed of by or on behalf of Milford Associates in accordance with the foregoing within the six month period immediately following the date hereof, the Yield Maintenance Fee applicable to resulting prepayment on the Loan by the Borrower shall be $25,000.

                  Notwithstanding any provisions herein or in the Loan Agreement to the contrary, in the event this Promissory Note is declared due and payable by the Holder by reason of a default or event of default under any of the Loan Documents, any repayment shall be deemed to be a voluntary prepayment of this Promissory Note and the Borrower shall be required to pay the appropriate Yield Maintenance Fee which is in effect at the time such declaration is made.
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                  THE BORROWER HEREBY EXPRESSLY WAIVES  PRESENTMENT FOR PAYMENT,
DEMAND, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, NOTICE OF OCCURRENCE OF AN EVENT OF DEFAULT, NOTICE OF ACCELERATION AND NOTICE OF NON-PAYMENT HEREOF.

                  THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PROMISSORY NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  This Promissory Note has been executed, delivered and accepted at New York, New York and shall be interpreted, governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

                  This Promissory Note may not be changed orally, but only by a writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  IN WITNESS WHEREOF, the Borrower has executed this Promissory Note on February 27, 1997 intending that it be effective on February 28, 1997.

ATTEST:                                     DVL, INC.


/s/Joyce K. Helman                            By:/s/Robert W. LoSchiavo
------------------                               ----------------------
Joyce K. Helman                             Name:   Robert W. LoSchiavo
                                            Title:  Vice President

                                   SCHEDULE 1

                                   DEFINITIONS


                  "Affiliate" means, with respect to any Person, (i) each other Person that directly or indirectly owns or holds five percent (5%) or more of any class of voting stock or partnership or other voting interests of such Person or a Subsidiary of such Person or (ii) each Person of which five percent (5%) or more of the voting stock or partnership or other voting interests is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person, (iii) each Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iv) each of such Person's officers, directors, employees, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, partnership or other voting interests by contract or otherwise.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Cash Flow" means, for any period, the collective reference to the sum of (1) the gross proceeds generated by the Collateral (including, without limitation, all payments of interest and principal, all proceeds from the refinancing of any notes and mortgages and all proceeds of any payoff of, or sale of, or with respect to, any of the Collateral) plus (2) from and after the occurrence of an Event of Default, any and all cash and other proceeds received by the Borrower and/or the Holder on account of the Collateral or from the sale, collection or other realization of or upon the Collateral.

                  "Collateral" means:

                         a.  the  following  described  property,   whether  now
                  existing or hereafter arising, in which the Borrower now has or may hereafter acquire any interest:

                         (1) any and all rights and interests of the Borrower in any Leases or the right to receive payments therefrom pursuant to any Collateral Assignments of Leases and Rent or otherwise;

                         (2) all Collateral Notes, together with any and all other forms of obligations of the Partnerships to the Borrower in respect of the Indebtedness evidenced by the Collateral Notes, any and all rights and interests
                         of  the   Borrower   to  receive   payments   from  the
                         Partnerships in connection with such Indebtedness, any and all other rights and interests of the Borrower under any agreements or Instruments relating to such indebtedness;
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                         (3)  all  other  property,  instruments  or  documents,
                         evidencing, securing or guaranteeing payment of the indebtedness evidenced and secured by the Collateral Notes, including, but not limited to, the Collateral Mortgages and Collateral Assignments of Leases and
                         Rents,   and  each  title   policy,   title  binder  or
                         commitment  to  issue  title  insurance   insuring  the
                         Collateral   Mortgages  and  the  lien  thereof,   each
                         commitment, if any, now or hereafter, issued by a long term or interim lender in which the Borrower has an interest and pursuant to the provisions of which such long term or interim lender has committed itself to make an interim or long term loan out of the proceeds of which the indebtedness evidenced and secured by the Collateral Mortgages will be paid in whole or in part, each policy of hazard insurance, rental interruption insurance, boiler insurance, liability insurance or other forms of insurance now or hereafter issued with respect to the premises and improvements encumbered by the Collateral Mortgage and the proceeds thereof, and all deposit accounts, credits, moneys, property or
                         other   security  of  any  nature   whatsoever  now  or
                         hereafter available to the Borrower for application in reduction, in whole or in part, of the indebtedness evidenced and secured by the Collateral Mortgages; and

                         (4) any and all other Collateral Loan Documents;

                         b. any other property which now or hereafter  serves as
                  security for the Obligations;

                         c. any other  property  of the  Borrower of any kind or
                  nature  coming  into  the  Holder's  possession,   custody  or
                  control; and

                         d. any Proceeds (as such term is defined under the UCC)
                  of the foregoing.

                  "Collateral Assignment of Leases and Rents" means each of the assignments of leases and/or rents and any modifications, amendments, and supplements thereto contained in any agreements, instruments or other documents described in Schedule 3 annexed hereto.

                  "Collateral Loan Documents" means the Collateral Notes, the Collateral Mortgages and any and all Collateral Assignments of Leases and Rents and any and all documents, instruments, assignments, and agreements executed by any obligor under any of the Collateral Loan Documents in connection therewith.

                  "Collateral Mortgage" means each of the mortgages and any modifications, amendments and supplements thereto contained in any agreements, instruments or other documents described on Schedule 3 annexed hereto.

                  "Collateral Note" means each of the promissory notes of the Partnerships and any modifications, amendments and supplements thereto contained in any agreements, instruments or other documents described on Schedule 3 annexed hereto, evidencing an Indebtedness of any kind from such Partnership to the Borrower or its Affiliates secured by a Collateral Mortgage.

                  "DI Payment" shall have the meaning ascribed to it in the Promissory Note.

                  "Estoppel Certificate and Agreement of Lessee" means an Estoppel Certificate and Agreement of Lessee, executed on or about the date hereof by each of the Tenants under the Leases, the respective Partnerships and the Borrower.

                  "Guaranteed Indebtedness" means, as to any Person, the obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner (or otherwise providing any other assurance to or on behalf of the primary obligor that such primary obligations will be paid, discharged or performed) including, without limitation, any obligation or arrangement of such Person, (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of any Person under any lease of property (whether real, personal or mixed) by such Person as lessee that, in accordance with generally accepted accounting principles in the United States of America in effect from time to time, as consistently applied and maintained throughout the period indicated, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet, (v) all Guaranteed Indebtedness, and (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Instrument" shall have the meaning given such term in Section 9-105 of the UCC.

                  "Lease" means each of the lease and sublease agreements between the respective Partnerships and any Tenant including but not limited to those Leases set forth on Schedule 3 annexed hereto.

                  "Lender Collateral Assignment" means the Collateral Assignments by and between the Borrower and the Lender pursuant to which the Borrower assigns the Collateral to the Lender as security for the Loan.

                  "Lender  Loan  Document"  means  the  Loan   Agreement,   this
         Promissory Note, the Security Agreement, the Lender Collateral Assignment(s), the Lockbox Agreement, the Estoppel Certificates and Agreements of Lessee, the Subordination Agreements and the Lender/Partnership Agreements.

                  "Lender/Partnership Agreements" means those agreements dated on or about the date hereof between the Lender and the Partnerships executed in connection with the Loan.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing) and the filing with the consent of the debtor of any financing statement under the UCC or comparable law of any jurisdiction.

                  "Loan Documents" means the Loan Agreement, this Promissory Note, the Security Agreement, the Lender Collateral Assignment(s), the Lockbox Agreement, the Estoppel Certificates and Agreements of Lessee, the Subordination Agreements, the Lender/Partnership Agreements, the Collateral and all other instruments and documents contemplated hereby and thereby.

                  "Lockbox Agreement" means the Lockbox Agreement dated on or about the date hereof among, inter alia, the Borrower and the Lender.

                  "Minimum Release Prices" means, with respect to each of the Properties, the amount set forth opposite the name of such Property on
         Schedule 2.

                  "money" shall have the meaning given such term in Section 1-201 of the UCC.

                  "Notice" means, whenever it is provided herein that any notice shall or may be given to or served upon any of the parties by another, each such notice shall be in writing and shall be deemed given only if
         (i) delivered in person, or (ii) sent by Federal Express or other nationally recognized overnight courier service, and addressed to the parties at the addresses set forth hereinabove or at such other address as may be substituted by notice given as herein provided, and such notice shall be deemed effective upon receipt.

                  "Obligations" means and includes all loans, debts, liabilities, obligations, charges, fees, interest, guarantees, covenants and duties owing by the Borrower to the Holder, arising out of or in connection with the Loan, of every kind and description (whether or not evidenced by any note or other Instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, any and all interest, fees, charges, or other costs that the Borrower is required to pay to the Holder by law.

                  "Partnerships" means the four (4) limited partnerships listed below:

                  Hoosick Falls Associates, a Pennsylvania Limited Partnership Salisbury Associates, a Pennsylvania Limited Partnership

                  Milford Associates, a New Jersey Limited Partnership Fort Edward Associates, a New Jersey Limited Partnership

                  "person" or "Person" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

                  "Properties" mean the following four (4) properties:

                   o the  property  owned by Fort Edward  Associates  located in
                   Fort Edward, Washington County, New York, as more particularly described in and encumbered by Collateral Loan Documents (the "Fort Edward Property");

                   o the property owned by Hoosick Falls Associates located in Hoosick Falls, Rennsalaer County, New York, as more particularly described in and encumbered by Collateral Loan Documents (the "Hoosick Falls Property");

                   o the property owned by Milford Associates located in Milford, Pike County, Pennsylvania, as more particularly described in and encumbered by Collateral Loan Documents (the "Milford Property"); and

                   o the property owned by Salisbury Associates located in Salisbury, Wicomico County, Maryland, as more particularly described in and encumbered by Collateral Loan Documents (the "Salisbury Property").

                  "Security Agreement" means that certain security agreement dated on or about the date hereof between the Borrower and the Lender.

                  "Subordination Agreements" means the collective reference to the Subordination Agreements dated on or about the date hereof by and between the Lender and each of NPM Capital LLC and NPO Management LLC, and acknowledged, agreed and consented to by the Borrower, concerning the Collateral.

                   "Subsidiary" means, with respect to any Person, (a) any corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns legally or beneficially an aggregate of more than fifty percent (50%) of any class of the outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) or (b) any partnership or other Person in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or
         (c) any Person of which such Person has the right to control the operating or financial decisions of such Person.

                   "Tenant" means any tenant under any of the Leases, including, without limitation, the Grand Union Company, Camellia Food Stores, Inc. and any sublessees thereof, and any of their respective assignees.

                   "Treasury Rate" means the rate per annum conclusively determined by the Holder (absent manifest error) as of (i) the acceleration date, if the Loan shall be accelerated in accordance with any provision of the Lender Loan Documents, or (ii) the date of prepayment, if the Loan is prepaid in accordance with the provisions of the Lender Loan Documents, as the case may be. The Treasury Rate shall be the Treasury Constant Maturity yields reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (or such suitable replacement publication as the Holder may reasonably select), on the third (3) Business Day preceding such acceleration date or date of prepayment, as the case may be. The Treasury Rate shall be the yield implied by the Treasury Constant Maturity series for a U.S. Government Treasury obligation having a term ending on the Maturity Date, such yield being determined by linear interpolation between the yields reported in Release H.15 (or such replacement publication).

                   "UCC" means the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as an effect from time to time.

                   "Yield  Maintenance Fee" means and is the difference  between
         (i) the amount of interest which would be earned on the Loan at the Interest Rate during the Yield Maintenance Term and (ii) the amount of interest which would be earned on the Loan at a rate equal to one percent above the Treasury Rate during the Yield Maintenance Term, as calculated as follows:

                    (a) The difference between the Interest Rate and the rate equal to one percent above the Treasury Rate shall be multiplied by the amount of principal indebtedness due upon acceleration or by the amount of the prepayment, as the case may be;

                    (b) The product thus obtained will be divided by twelve (12) to determine the monthly excess of earned interest; and

                    (c) The monthly excess of earned interest (determined in subsection (b) above) will be multiplied by a factor which is equal to the present value of a series of one dollar ($1.00) payments, such present value based upon the following components:

                         (i) An interest rate equal to one-twelfth (1/12) of the Treasury Rate; and

                         (ii) The number of payments or periods equal to the number of months remaining in the Yield Maintenance Term, but determined as if there had been no prepayment or acceleration, as the case may be, rounded up to the nearest whole number.

                  "Yield Maintenance Term" means the period beginning on the acceleration date or the date of prepayment, as the case may be, and ending on the Maturity Date.

The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Promissory Note as a whole, including the Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Promissory Note. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   SCHEDULE 2
                             Minimum Release Prices

                  With respect to each of the Properties, the amount set forth opposite the name of such Property shall be the "Minimum Release Price" for such
Property:

                  Fort Edward Property:              $850,000
                  Hoosick Falls Property:            $500,000
                  Milford Property:                  $850,000
                  Salisbury Property:                $325,000

The terms, Milford Property, Fort Edward Property, Hoosick Falls Property and Salisbury Property, are defined under the term "Properties".

                             SCHEDULE 3, page 1 of 5


FORT EDWARD ASSOCIATES PROPERTY

Collateral Loan Documents:

Note dated March 31, 1983 in the amount of $1,152,000 made by Fort Edward Associates, as maker, payable to Kenbee Management-New York, Inc., as holder.

Second Mortgage dated March 31, 1983 between Fort Edward Associates, as mortgagor, and Kenbee Management-New York, Inc., as mortgagee covering the Property as more particularly described therein, recorded on April 6, 1983 in the records of Washington County, New York at Book 381, page 895.

First Assignment of Leases and Rents dated March 31, 1983 between Fort Edward Associates, as assignor, and Kenbee Management-New York, Inc. and Del-Val Financial Corporation (n/k/a DVL, Inc.), as assignees, recorded in the records of Washington County, New York at Book 494, page 108.

Assignment of Note, Mortgage and Assignment of Rents dated as of October 6, 1988 between Kenbee Management-New York, Inc., as assignor, and Del-Val Financial Corporation (n/k/a DVL, Inc.), as assignee, recorded on October 28, 1988 in the records of Washington County, New York at Book 534, page 136.

Mortgage Modification Agreement and Collateral Assignment of Leases dated as of October 6, 1988 between Kenbee Management-New York, Inc., as assignor, and Del-Val Financial Corporation (n/k/a DVL, Inc.), as assignee, recorded on October 28, 1988 in the records of Washington County, New York at Book 534, page 140.

Modification Agreement dated as of January 1, 1992 among Del-Val Financial Corporation (n/k/a DVL, Inc.), Fort Edward Associates and Textron Financial Corporation, recorded on July 11, 1994 in the records of Washington County, New York at Book 844, page 217.


Lease:

Lease dated March 30, 1983 between Fort Edward Associates and The Grand Union Company.

                             SCHEDULE 3, page 2 of 5

HOOSICK FALLS ASSOCIATES PROPERTY


Collateral Loan Documents:

Note dated November 12, 1981 in the amount of $1,045,000 made by Hoosick Falls Associates, as maker, payable to Kenbee Management New York, Inc., as holder.

Mortgage dated as of November 12, 1981 between Hoosick Falls Associates, as mortgagor, and Kenbee Management-New York, Inc., as mortgagee, covering the Property as more particularly described therein, recorded on November 20, 1981 in the records of Rennsalaer County, New York at Liber 1184, page 534.

Assignment of Lessor's Interest in Lease dated as of November 12, 1981 between Hoosick Falls Associates, as assignor, and Kenbee Management-New York, Inc., as assignee, recorded on March 15, 1982 in the records of Rennsalaer County, New York at Liber 1343, page 305.

Assignment of Note and Mortgage dated as of March 1, 1987 between Kenbee Management-New York, Inc., as assignor, and Del-Val Financial Corporation (n/k/a DVL, Inc.), as assignee, recorded on October 31, 1988 in the records of Rennsalaer County, New York at Liber 1617, page 200.

Note and Mortgage Modification Agreement and Collateral Assignment of Leases dated as of March 1, 1987 between Hoosick Falls Associates and Del-Val Financial Corporation (n/k/a DVL, Inc.), recorded on October 31, 1988 in the records of Rennsalaer County, New York at Liber 1617, page 185.

Modification Agreement dated as of January 1, 1992 among Del-Val Financial Corporation (n/k/a DVL, Inc.), Hoosick Falls Associates and Textron Financial Corporation, recorded on July 13, 1994 in the records of Rennsalaer County, New York at Liber 2504, page 0295.


Lease:

Lease dated November 10, 1981 between Hoosick Falls Associates and The Grand Union Company.

                             SCHEDULE 3, page 3 of 5


MILFORD ASSOCIATES PROPERTY


Collateral Loan Documents:

Note dated January 31, 1983 in the amount of $1,368,000 made by Milford Associates, as maker, payable to Kenbee Management-New York, Inc., as holder.

Mortgage dated as of January 31, 1983 between Milford Associates, as mortgagor, and Kenbee Management-New York, Inc., as mortgagee, covering the Property as more particularly described therein, recorded on February 3, 1983 in the records of Pike County, Pennsylvania at Book 368, page 204.

First Assignment of Leases and Rents dated as of January 31, 1983 between Milford Associates, as assignor, and Kenbee Management-New York, Inc., as assignee, recorded on February 3, 1983 in the records of Pike County, Pennsylvania at Book 852, page 15.

First Collateral Assignment of Sewage Lease dated as of January 31, 1983 between Milford Associates, as assignor, and Kenbee Management-New York, Inc., as assignee, recorded on February 3, 1983 in the records of Pike County, Pennsylvania at Book 856, page 79.

Assignment of Note, Mortgage, Assignment of Rents and Sewage Lease dated as of October 6, 1988 between Kenbee Management-New York, Inc., as assignor, and Del-Val Financial Corporation (n/k/a DVL, Inc.), as assignee, recorded on November 1, 1988 in the records of Pike County, Pennsylvania at Book 784, page 271.

Mortgage Modification Agreement and Collateral Assignment of Leases dated as of October 6, 1988 between Kenbee Management-New York, Inc., as assignor, and Mortgage Financing Partners (predecessor-in-interest to DVL, Inc.), as assignee, recorded on November 1, 1988 in the records of Pike County, Pennsylvania at Book 784, page 279.

                             SCHEDULE 3, page 4 of 5


Note Modification Agreement dated as of January 1, 1990 between Milford Associates, as maker, and Mortgage Financing Corporation (assignee of Kenbee Management-New York, Inc. and predecessor-in-interest to DVL, Inc.), as holder.

Modification Agreement dated as of January 1, 1992 among DVL, Inc., Milford Associates and Textron Financial Corporation, recorded on July 11, 1994 in the records of Pike County, Pennsylvania at Book 921, page 089.


Lease:

Lease dated January 31, 1983 between Milford Associates and The Grand Union Company.




SALISBURY ASSOCIATES PROPERTY

Collateral Loan Documents:


Note dated March 30, 1982 in the amount of $700,000 made by Salisbury Associates, as maker, payable to Kenbee Management-New York, Inc., as holder.

Deed of Trust dated March 30, 1982 between Salisbury Associates, as grantor, and John P. Douds and James N. Wright, Jr., Trustees for the benefit of Kenbee Management-New York, Inc. recorded in the records of Wicomico County, Maryland on April 6, 1982 in Liber 972, page 110.

Memorandum of Assignment of Note and Deed of Trust dated as of June 30, 1982 between Kenbee Management-New York, Inc., as assignor, and the Newspaper Statistics, Inc. dated January 1, 1973, as restated as of January 1, 1976, and as further amended, and the Newspaper Statistics, Inc. Defined Benefit Pension Plan with Newspaper Statistics, Inc. dated January 1, 1977, as amended, and the Newspaper Statistics, Inc. Pension Plan Account of Martin Scheinberg with Newspaper Statistics, Inc. dated January 1, 1973, as amended January 1, 1984, as assignees, recorded in the aforesaid records on September 30, 1988 in Liber 1158, page 693.

                             SCHEDULE 3, page 5 of 5


Assignment of Note and Deed of Trust dated as of January 1, 1987 between Paul D. Spindel and Martin R. Scheinberg, as Trustees for the Newspaper Statistics, Inc. dated January 1, 1973, as restated as of January 1, 1976, and as further amended, the Newspaper Statistics, Inc. Defined Benefit Pension Plan with Newspaper Statistics, Inc. dated January 1, 1977, as amended, and the Newspaper Statistics, Inc. Pension Plan Account of Martin Scheinberg with Newspaper
Statistics, Inc. dated January 1, 1973, as amended January 1, 1984, as assignors, and Mortgage Financing Partners (predecessor-in-interest to DVL, Inc.), as assignee, recorded in the aforesaid records on or about September 30, 1988 in Liber 1158, page 701.

Note and Deed of Trust Modification Agreement and Collateral Assignment of Leases, between Salisbury Associates and Mortgage Financing Partners (predecessor-in-interest to DVL, Inc.) and John P. Douds and James N. Wright, Jr. dated as of January 1, 1987 and recorded in Liber 1158, page 705.

Modification Agreement dated as of January 1, 1992 between DVL, Inc., Salisbury Associates and Textron Financial Corporation, recorded in the aforesaid records in Liber 1400, page 441.

Lease: Lease dated March 30, 1982 between Salisbury Associates and The Grand Union Company. Sublease dated September 14, 1983 between The Grand Union Company and Eastern Shore Markets, Inc., t/a Meatland Supermarkets.